UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, the Chief Executive Officer (the “CEO”) of AsiaInfo-Linkage, Inc. (the “Company”), pursuant to the Company’s Employee Incentive Program for fiscal year 2011 (the “2011 EIP”) previously approved by the Compensation Committee of the Company’s Board of Directors, reviewed the performance of each of the Company’s executive officers, and determined the appropriate payout amounts for the “named executive officers” (other than the CEO) as defined by Item 402(a)(3) of Regulation S-K (the “NEOs”). Details on how payments were calculated under the 2011 EIP for the NEOs are set forth in the Company’s definitive proxy statement related to the Annual Stockholders Meeting to be held on April 20, 2012, as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2012 (the “Proxy Statement”). As of the filing of the Proxy Statement, the payment amounts under the 2011 EIP were not determined and were omitted from the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table beginning on page 25 of the Proxy Statement, and also were omitted from the “Salary Continuation and Severance” and “Bonus Payment” columns of the table reflecting estimated payments and benefits that would be paid to certain NEOs upon the termination of employment without cause or resignation for good reason within the one-year period immediately following a change of control (“Change of Control Payment Table”) on page 30 of the Proxy Statement. An updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the CEO during fiscal year 2011 was filed on Form 8-K with the SEC on March 21, 2012. A further updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the other NEOs during fiscal year 2011 and an updated Change of Control Payment Table are set forth below.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us by each of our named executive officers for the fiscal years ended December 31, 2009, 2010 and 2011, respectively:

Name and Principal Position	Year	Salary ($)(1) (2)	Stock Awards ($)(1) (3)	Option Awards ($)(1) (3)	Non-Equity Incentive Plan Compensation ($)(1) (4)	All Other Compensation ($)(1) (5)		Total ($)(1) (6)
Steve Zhang, President and Chief Executive Officer	2011	341,222	—	6,547,500	322,914	156,168	(7)	7,367,804
	2010	267,933	—	—	908,706	149,238		1,325,877
	2009	203,156	3,242,250	—	596,783	88,589		4,130,778

Jun (Michael) Wu, Executive Vice President and Chief Financial Officer(8)	2011	208,224	—	960,300	197,042	51,391	(9)	1,416,957
	2010	74,516	1,031,500	—	82,854	48,192		1,237,062

Yadong Jin, Executive Vice President, Chief Technology Officer and General Manager of Marketing	2011	111,095	—	960,300	205,336	19,792		1,296,523
	2010	105,176	497,000	—	198,283	17,197		817,656
	2009	101,261	458,500	—	113,186	11,307		684,254

Guoxiang Liu, Executive Vice President(10)	2011	158,254	—	960,300	122,065	9,353		1,249,972
	2010	78,322	—	—	325,522	3,870		407,714

Feng Liu, Vice President and General Manager of R&D of AsiaInfo-Linkage Technologies Division	2011	99,986	—	611,100	142,811	10,937		864,834
	2010	94,902	—	—	156,542	9,962		261,406
	2009	91,702	582,950	—	99,050	8,975		782,677

(1)

All cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of US$1.00=RMB6.8259 for 2009, US$1.00=RMB6.6000 for 2010 and US$1.00=RMB6.3009 for 2011, the exchange rates quoted by the Federal Reserve Bank of New York as of the last working day of 2009 and 2010 and as quoted by the Bank of China as of December 30, 2011, respectively. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)	Represents the dollar value of base salary earned during the fiscal years covered.
(3)

Represents the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a discussion of all assumptions made by us in determining the ASC Topic 718 values of our equity awards.

(4)

Represents the dollar value of all earnings for services performed during 2009 and 2010 pursuant to awards under non-equity incentive plans, which are based on certain performance criteria. We expect the non-equity incentive plan compensation earned in 2011 to be calculated in March 2012 and paid in April 2012.

(5)

Includes our contributions for social welfare, Pension Plan, life insurance, health insurance benefits, housing allowance, home visit allowance, children’s education expenses and meal allowances, perquisites and other personal benefits.

(6)	Represents the sum of all compensation reflected in the preceding columns.
(7)	Includes $50,979 for housing allowance and $56,976 for children’s education expenses.
(8)	Mr. Jun (Michael) Wu has served as our Executive Vice President and CFO since August 2010.
(9)	Includes $15,871 for housing allowance and $12,697 for children’s education expenses.
(10)	Mr. Guoxiang Liu has served as our Executive Vice President since July 2010.

Change of Control Payments

The following table sets forth the estimated payments and benefits that would be due to each of Mr. Zhang, Mr. Wu and Mr. Guoxiang Liu upon the termination of his employment without cause or resignation for good reason within the one-year period immediately following a change of control. The amounts provided in the table below assume that each such termination was effective as of December 31, 2011 (the last day of our 2011 fiscal year). These are merely illustrative of the impact of hypothetical events, based on the terms of arrangements then in effect. The amounts to be payable upon an actual termination of employment without cause or resignation for good reason within the one-year period immediately following a change of control can only be determined at the time of such event, based on the facts and circumstances then prevailing.

Name	Salary Continuation and Severance ($)(1)	Bonus Payment ($)(2)	Medical Benefits, Housing Allowance and Education Allowance Continuation ($)
Steve Zhang	3,737,285	908,706	123,431
Jun (Michael) Wu	405,266	197,042	18,804
Guoxiang Liu	280,319	122,065	3,148

(1)

This amount represents annual base salary for 2011 and any target bonus for 2011, and in the case of Mr. Zhang, 2.99 times the total of his 2011 base salary of $341,222 and his bonus for 2010 of $908,706. Amounts would be payable as soon as practicable upon termination but no later than 30 days following the date of termination.

(2)

This amount represents the target annual bonus that would have been earned on December 31, 2011, which in the case of Mr. Zhang represents the annual bonus earned for 2010. Amounts would be payable as soon as practicable upon termination but no later than 30 days following the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: April 4, 2012		/S/ Jun Wu
	Name:	Jun Wu
	Title:	Executive Vice President and Chief Financial Officer